Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We consent to the use of our report dated January 16, 1998, with respect to the consolidated financial statements of Chicago SMSA Limited Partnership, included in 360 Communications Company's Annual Report on Form 10-K for the year ended December 31, 1997; such financial statements are not included separately in the Form 10-K.






                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 1998